UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Concur Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

SAP SE and subsidiaries
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Filed by SAP SE and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Concur Technologies, Inc.

Commission File No.: 000-25137

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From @BillRMcDermott:

We just made a bold move – added travel to the world’s largest Business Network. #Runsimple

Blog – for SCN Business Trends

You may think there’s no such statement as, “my business trip was simple.”

Having travelled most of my adult life, I personally empathize with the business traveler. It doesn’t matter what step in the process you think about – planning, booking, traveling, paying or reimbursement – they all have the equal potential to be intensely frustrating.

However, today I write with good news. Attention fellow travelers of the world: help is on the way!

In case you didn’t see the official release, the breaking news story is that SAP announced its intent to acquire Concur Technologies, Inc., the leading innovator of the $1.2 trillion business travel segment. Concur and its 4,200 employees have made it their passion to help travelers experience better trips, simpler invoices and easier reimbursements.

You’ve probably used or know somebody who has used their TripIt application. It looks like this:

Yes, Concur makes beautiful applications and, yes, they do amazing work to make life simpler for travelers. But there’s another piece of the Concur story that makes me even more enthusiastic.

When I think about the individual traveler, I instantly think about the steps in that process I described earlier that could (and should) happen without the traveler ever needing to worry about them. For a hotel stay, why should a traveler even see a hotel bill? It should be as simple for the hotel to send the invoice directly to the employer as it is to e-mail the guest herself. The same should go for innovative companies in the travel and transportation space – if it’s easy for a traveler to use a service, it should be easy for businesses to collaborate, as well. And credit card companies should connect too, creating a single cohesive value chain to make life simpler for the traveler. It should be frictionless, and thanks to the Concur platform, it is.

The idea of frictionless commerce is the foundation of the largest Business Network in the world. After SAP’s acquisition of Concur is completed, more than $600 billion will be transacted on that network annually – 75% more than Amazon, ebay and Alibaba combined.

Bigger than the numbers is the promise of what the Business Network means.

I see a new era ahead where businesses connect like people connect. It will be as simple to share plans, invoices and contracts as it is to share photos. The Business Network will extend business processes that used to stop at the walls of the enterprise. It will fulfill the promise of the real-time global Networked Economy to reduce complexity without sacrificing sophisticated work.

As the business activity on the network increases, we’ll begin to see new patterns and new models emerge, as well. With the SAP HANA platform powering the Business Network, the potential to innovate for the individual on any device with rich, context-aware applications is limitless.

My challenge to every CEO: get Networked. The opportunity is real and, as Concur exemplifies, it’s expanding as we speak. Run simple.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “‘will” and similar expressions as they relate to SAP or Concur are intended to identify such forward-looking statements. This release contains forward-looking statements that involve risks and uncertainties concerning the parties’ ability to close the transaction and the expected closing date of the transaction, the anticipated benefits and synergies of the proposed transaction, anticipated future combined operations, products and services, and the anticipated role of Concur, its key executives and its employees within SAP following the closing of the transaction. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the outcome of regulatory reviews of the proposed transaction, the ability of the parties to complete the transaction, the failure to retain key Concur employees, customer and partner uncertainty regarding the anticipated benefits of the transaction, the failure of SAP and Concur to achieve the anticipated synergies of the proposed transaction and other risks detailed in SAP’s and Concur’s SEC filings, including those discussed in SAP’s Annual Report on Form 20-F for the year ended December 31, 2013 and Concur’s quarterly report on Form 10-Q for the quarter ended June 30, 2014, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SAP is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Additional Information About the Merger

In connection with the proposed merger, Concur will file a proxy statement with the SEC. The definitive proxy statement will be sent or given to Concur stockholders and will contain important information about the proposed merger and related matters. Concur’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because it will contain important information about the merger and the parties to the merger. Additionally, Concur and SAP will file other relevant materials in connection with the proposed acquisition of Concur by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Congress Acquisition Corp., a wholly owned subsidiary of SAP America, and Concur. SAP, Concur and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Concur stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Concur’s participants in the solicitation, which may, in some cases, be different than those of Concur’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and Concur with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Concur by contacting Concur Investor Relations through the investor contact page on the company’s website at https://www.concur.com/en-us/investors/contact.